                                                                 EXHIBIT 10.51



                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

                          DATED AS OF FEBRUARY 1, 1999

                                    BETWEEN

                           KELLSTROM INDUSTRIES, INC.

                                      AND

                               NATIONSBANK, N.A.

                                 $6,670,000.00
                           KELLSTROM INDUSTRIES, INC.
                       TAXABLE VARIABLE RATE DEMAND NOTES
                                  SERIES 1999


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                               TABLE OF CONTENTS
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
ARTICLE I           DEFINITIONS...................................................................................2

ARTICLE II          REPRESENTATIONS BY COMPANY;
                    CONDITIONS TO ISSUANCE OF LETTER OF CREDIT...................................................10
         Section 2.01      Representations by Company............................................................10
         Section 2.02      Letter of Credit Commitment...........................................................16
         Section 2.03      Conditions Precedent to Issuance of the Letter of Credit..............................16

         Section 2.04      Provisions Regarding Approval of Requisitions and
                            Disbursements from Construction Fund.................................................19
         Section 2.05      Foundation Survey.....................................................................21
         Section 2.06      Cost-Breakdown Updates................................................................22
         Section 2.07      Consent to Final Disbursement from the Construction Fund..............................22
         Section 2.08      Capitalized Interest..................................................................22

ARTICLE III         REIMBURSEMENT OBLIGATION;
                    OTHER PAYMENTS; LETTER OF CREDIT FEES........................................................23
         Section 3.01      Reimbursement and Other Payments......................................................23
         Section 3.02      Fees..................................................................................25
         Section 3.03      Supplemental Payments.................................................................26
         Section 3.04      Computation of Interest:  Form and Place of Payment...................................26
         Section 3.05      Security for Reimbursement Obligations................................................27
         Section 3.06      Acquisition of Notes..................................................................27

ARTICLE IV          COVENANTS OF THE COMPANY; OTHER AGREEMENTS...................................................28
         Section 4.01      Special Covenants of Company..........................................................28
         Section 4.02      Continuous Obligations:  Obligations Absolute.........................................30
         Section 4.03      Transfer of Letter of Credit..........................................................30
         Section 4.04      Reduction and Reinstatement of Stated Amount of Letter of Credit......................30
         Section 4.05      Survival of Commitment................................................................30
         Section 4.06      Termination of Loan Agreement.........................................................30

ARTICLE V           DEFAULTS AND REMEDIES........................................................................31
         Section 5.01      Events of Default.....................................................................31
         Section 5.02      No Waiver:  Remedies Cumulative.......................................................33

ARTICLE VI          MISCELLANEOUS................................................................................34
         Section 6.01      Right of Set-off......................................................................34
         Section 6.02      Liabilities...........................................................................34
         Section 6.03      Consent to Service of Process.........................................................35
         Section 6.04      Estoppel Certificate..................................................................35
         Section 6.05      Amendments............................................................................35


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
         Section 6.06      Successors............................................................................35
         Section 6.07      Fees and Expenses: Expenses of Collection.............................................35
         Section 6.08      Notices...............................................................................36
         Section 6.09      Severability..........................................................................38
         Section 6.10      Assignment............................................................................38
         Section 6.11      Participations........................................................................38
         Section 6.12      Counterparts..........................................................................38
         Section 6.13      Rule of Construction..................................................................38
         Section 6.14      Governing Law.........................................................................38
         Section 6.15      Preamble: Preliminary Recitals........................................................38
         Section 6.16      Indenture.............................................................................38
         Section 6.17      Credit Institution Representation.....................................................38
         Section 6.18      Consent to Jurisdiction: Waiver of Jury Trial.........................................38

SCHEDULE 3.01(a)    OPTIONAL REDEMPTIONS.........................................................................42

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



         THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT (the "AGREEMENT"), made as of the 1st day of February, 1999, between KELLSTROM INDUSTRIES, INC., a Delaware corporation (the "COMPANY"), and NATIONSBANK, N.A., a national banking association, having a designated place of business in Atlanta, Georgia (the "CREDIT Institution");

                              PREAMBLE: RECITALS:

         WHEREAS, pursuant to the terms and provisions of that certain Indenture of Trust, dated as of February 1, 1999 (the "INDENTURE"), by and between the Company and Norwest Bank Minnesota, N.A., as trustee (the "TRUSTEE"), the Company is issuing its Taxable Variable Rate Demand Notes, Series 1999, in the aggregate principal amount of Six Million Six Hundred Seventy Thousand Dollars ($6,670,000.00) (herein, the "NOTES"); and

         WHEREAS, the proceeds of the Notes will be used to finance the reimbursement to the Company of the construction and renovation of the Company's corporate headquarters located in Sunrise, Florida (herein, the "PROJECT"); and

         WHEREAS, the proceeds of the Notes will be deposited on the Date of Issuance (as hereinafter defined) in the Construction Fund created and established under the Indenture and held by the Trustee thereunder to be disbursed to the Company pursuant to the terms and provisions of the Indenture, this Agreement and the other Financing Documents (as hereinafter defined); and

         WHEREAS, the Company has agreed to pay the principal of or purchase price of the Notes and the interest thereon in accordance with the provisions of the Indenture; and

         WHEREAS, to enhance the marketability of the Notes and to pay the principal of or purchase price of the Notes and the interest thereon in accordance with the provisions of the Indenture, the Company has requested that the Credit Institution issue, in favor of the Trustee, its irrevocable direct pay letter of credit in the initial stated amount of $6,746,751.00 in the form attached hereto as Exhibit A (the "LETTER OF CREDIT"); and

         WHEREAS, the Company and the Credit Institution desire (a) to specify the conditions precedent to the issuance of the Letter of Credit by the Credit Institution and to obtain the Credit Institution's approval of disbursements of proceeds of the Notes for the benefit of the Company, and (b) to provide for the payment to the Credit Institution of certain fees for the Letter of Credit, the reimbursement by the Company of amounts paid by the Credit Institution under the Letter of Credit, the indemnity by the Company of the Credit Institution pursuant to the terms of this Agreement, the security to be provided by or on behalf of the Company to secure its performance under this Agreement, and certain other matters;

         NOW, THEREFORE, in consideration of the premises and the agreements contained in this Agreement, the Company and the Credit Institution agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         The terms "Construction Fund," "Cost of the Project," "Fiscal Agent," "Maximum Rate," "Placement Agreement," "Remarketing Agent," "Remarketing Agreement," "Substitute Letter of Credit" and all other capitalized terms used and not defined herein shall have the meanings given thereto in the Indenture. As used in this Agreement, in addition to the terms previously defined herein or defined in Section 1.01 of the Indenture, the following terms shall have the meanings as provided in this Article I. Unless otherwise provided, each of the financial terms not specifically defined herein shall have the meaning given to it under Generally Accepted Accounting Principles applied on a consistent basis, and the computation of any such term is to be determined both as to classification of items and as to amounts in accordance with Generally Accepted Accounting Principles. Unless otherwise indicated, references to Articles or Sections refer to those in this Agreement.

The Recitals are hereby incorporated herein by this reference.

         "A Drawing" shall mean a drawing made under the Letter of Credit by sight draft accompanied by a certificate in the form required thereunder to pay scheduled principal of and interest on the Notes or to pay the redemption price of the Notes due to an optional redemption of the Notes pursuant to the provisions of the Indenture.

         "Affiliate" shall mean, with respect to any Person, any other person
(i) directly or indirectly controlling (including, but not limited to, all directors and officers of such person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership or voting securities, by contract or otherwise.

         "Anniversary Date" shall mean the same day and month as the Date of Issuance occurring in any subsequent year.

         "Assignment Agreement" shall mean that certain Collateral Assignment of Agreements Affecting Real Estate dated as of February 1, 1999, by and between the Company and the Credit Institution by which the Company has, with the consent and acknowledgment of the parties to the contracts therein referred to, assigned and granted a security interest to the Credit Institution in all construction and architectural documents relating to the Project and in all permits and licenses relating to the Project, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "B Drawing" shall mean a drawing made under the Letter of Credit by sight draft accompanied by a certificate in the form required thereunder to pay the purchase price of the Notes due to an optional tender for purchase or a mandatory tender for purchase directed by the Company pursuant to the provisions of the Indenture.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 ET. SEQ., as amended.

         "Business Day" shall have the same meaning as provided in the Letter of Credit.

         "Butters" shall mean Butters Construction & Development, Inc., a Florida corporation.

         "C Drawing" shall mean a drawing made under the Letter of Credit by sight draft accompanied by a certificate in the form required thereunder to pay the purchase price of the Notes due to a mandatory purchase of the Notes as a result of an event of default under the Indenture or as a result of the provision of a substitute Letter of Credit or to pay the redemption price of the Notes due to the expiration or termination of the Letter of Credit, all as provided pursuant to the provisions of the Indenture.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Collateral" shall mean all real and personal property of the Company and/or the Guarantors (to the extent described in the Corporate Guaranty) in which the Credit Institution has been granted a collateral assignment, lien or security interest pursuant to the terms and provisions of the Financing Documents.

         "Commitment Letter" shall mean the letter dated October 26, 1998, whereby the Credit Institution agreed to issue the Letter of Credit for the benefit of the Company, and the Company accepted such commitment.

         "Construction Contract" shall mean that standard form of agreement dated as of May 27, 1998 between the Company and Butters Construction & Development, Inc. ("BUTTERS"), as contractor, where the basis of payment is the cost of work plus a fee without a guaranteed maximum price, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "Controlled Group" shall mean (i) the controlled group of corporations as defined in Section 1563 of the United States Internal Revenue Code of 1986, as amended, or (ii) the group of trades or businesses under common control as defined in Section 414 of the United States Internal Revenue Code of 1986, as amended, of which the Company is a part or may become a part.

         "Corporate Guaranty" shall mean that certain Guaranty Agreement of the Guarantors dated the Date of Issuance in favor of the Credit Institution, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "Cost Certificate" shall have the meaning given in Section 2.03(l) hereof.

         "Cost of the Project" means the costs of the Project as described in
Section 4.07 of the Indenture.

         "Date of Issuance" shall mean the date on which the Letter of Credit is issued and becomes effective hereunder.

         "Default" shall mean any condition or event which with the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

         "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement order, or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease, or death), tangible or intangible property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines, penalties, or restrictions, in each case relating to, resulting from, or in connection with Hazardous Materials and relating to the Company, or any property leased, owned, operated, or used by the Company.

         "Environmental Laws" shall mean any and all federal, state local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Materials or environmental protection or health and safety, as now or at any time hereafter be in effect, including without limitation: the Clean Water Act, also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.
Section 1251 ET SEQ.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act 66 ("FIFRA"), 7 U.S.C. Section 136 ET SEQ.; the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Section 1201 ET SEQ.; the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ.; the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613; the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. Section 11001 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ.; and the Occupational Safety and Health Act, as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657; together, in each case, with any amendments and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including any rules and regulations promulgated thereunder.

         "Event of Default" shall mean any of the Events of Default as defined in Section 5.01 hereof.

         "Financing Documents" shall mean the Notes, the Letter of Credit, this Agreement, the Loan Agreement, the Construction Contract, the Mortgage, the Corporate Guaranty, UCC financing statements, the Assignment Agreement, the Indenture, and any and all other agreements or other instruments now or hereafter executed and delivered by the Company, the Guarantors or any other person in connection with, or as security for the payment or performance of this Agreement or the Corporate Guaranty.

         "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (or other governmental or regulatory agency, board, institute or body having jurisdiction on thereover), and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person or entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

         "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, department or other governmental subdivision having jurisdiction over the Company, any Affiliate or Subsidiary of the Company or any of their respective businesses, operations or properties.

         "Guarantors" shall mean collectively, Kellstrom Commercial Aircraft, Inc., a Delaware corporation, Aero Support Holdings, Inc., a Florida corporation, Integrated Technology Holdings Corp., a Delaware corporation, Aerocar Aviation Corp., a Florida corporation, Aerocar Parts, Inc., a Florida corporation, Solair, Inc., a Florida corporation, and any other Subsidiaries of the Company, either presently existing or acquired hereafter (with the exception of Kellstrom International Sales Corporation, so long as such corporation is a foreign sales corporation).

         "Guaranty" of any Person shall mean any contract, agreement or understanding of the Person pursuant to which the Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including without limitation agreements: (i) to purchase the Indebtedness or the collateral for the Indebtedness, (ii) to provide funds (a) for the purchase or payment of the Indebtedness or (b) to maintain net worth or working capital or other balance sheet conditions, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of the Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness, and (iv) otherwise to assure the holder of the Indebtedness against loss.

         "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Laws.

         "Hazardous Substance Agreement" shall mean that certain Hazardous Substance Certificate and Indemnification Agreement of even date herewith by the Company, the Guarantors, Kellstrom International Sales Corporation, a U.S. Virgin Islands corporation and the Bank.

         "Indebtedness" of any Person shall mean all indebtedness, obligations and liabilities of the Person, including without limitation: (i) all "liabilities" which would be reflected on a balance sheet of the Person prepared in accordance with GAAP, (ii) all obligations of the Person under any Guaranty, (iii) all obligations of the Person under any capital lease, (iv) all obligations, indebtedness and liabilities secured by any Lien or any security interest on any property or assets of the Person, and (v) all redeemable preferred stock of the Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

         "Indenture" shall mean the Indenture of Trust, dated as of February 1, 1999, between the Company and the Trustee, as amended or supplemented from time to time in accordance with its terms.

         "Interest Requirement" shall mean an amount equal to the total interest accruing on outstanding Notes for a period of 35 days, calculated at an assumed rate equal to twelve percent (12%) per annum over a year of 365 or 366 days, as applicable.

         "Letter of Credit" shall mean the Letter of Credit issued by the Credit Institution to the Trustee pursuant to this Agreement in the form of Exhibit A attached hereto.

         "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.

         "Loan Agreement" shall mean that certain $250,000,000.00 Amended and Restated Loan and Security Agreement, dated as of December 14, 1998, among the Company and certain subsidiaries named therein, the financial institutions party thereto from time to time, the Credit Institution for itself and as agent, and NationsBanc Montgomery Securities LLC, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "Material Adverse Effect" shall mean any material adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole or the Guarantors, or other Person, (b) the value of the Collateral, (c) the Security Interest or the priority of the Security Interest, (d) the respective ability of the Borrower, Guarantors or other Person to perform any obligations under this Agreement or any other Note Documents or Financing Documents to which it is a party, (e) the legality, validity, binding effect, enforceability or admissibility into evidence of any Financing or Note Document or the ability of the Credit Institution to enforce any rights or remedies under or in connection with any Loan Document, or (f) the ability of the Borrower and its subsidiaries taken as a whole to conduct its business as currently conducted or contemplated.

         "Maximum Rate" shall mean the lesser of (a) the highest interest rate which may be borne by the Notes under Florida law or (b) twelve percent (12%) per year.

         "Mortgage" shall mean that certain Mortgage, Assignment of Rents and Security Agreement dated as of February 1, 1999, from the Company to the Credit Institution, pursuant to which the Company has granted a first lien mortgage in the Project and Project Site to secure the Company=s Obligations under this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "Note Documents" shall mean collectively, the Placement Agreement, the Remarketing Agreement, and the Placement Memorandum, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms.

         "Notes" shall mean the Taxable Variable Demand Notes, Series 1999, in the aggregate principal amount of Six Million Six Hundred Seventy Thousand Dollars ($6,670,000.00) to be issued pursuant to the terms and conditions of the Indenture.

         "Notes Closing" shall mean the authentication and delivery of the Notes pursuant to the Indenture.

         "Obligations" shall mean all loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Company to the Credit Institution of any kind or nature, present or future, whether or not evidenced by any note, guaranty, swap agreement, hedge agreement or other instrument, whether arising under this Agreement or any of the other Financing Documents or Note Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees, and any other sums chargeable to the Company under any of the Note Documents or Financing Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Permitted Encumbrances" shall have the meaning as provided in the Mortgage.

         "Permitted Liens" shall mean (i) Liens granted to the Credit Institution to secure the Obligations, (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs or under payment or performance bonds or as a condition to the transaction of any business, (iii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due or is due but is being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided, (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property (excluding any Lien imposed pursuant to any of the provisions of ERISA), if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of taxes, assessments, customs duties or other similar charges in the ordinary course of business, (vi) purchase money security interests in after-acquired personal property, which property has an aggregate value (when combined with all other Indebtedness of the Company) not exceeding $5,000,000.00, (vii) the Liens in favor of the Credit Institution under the Financing Documents, (viii) Permitted Encumbrances and other Liens on the Project Site in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property or minor defects or irregularities in the title to any real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Company or its Subsidiaries, (ix) existing liens as of the date of this Agreement that have been disclosed to the Credit Institution through the Loan Agreement, financial statements or otherwise, (x) Liens on money deposited by residents or others with the Company as security for or as prepayment of rent, and (xi) Liens on property received by the Company through gifts, grants or bequests, such Liens being due to restrictions on such gifts, grants or bequests of property or the income thereon.

         "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

         "Placement Agent" means NationsBank, N.A., the placement agent under the Placement Agreement with respect to the initial placement of the Notes.

         "Placement Agreement" shall mean the Placement Agreement, dated as of February 1, 1999, by and between the Company and the Placement Agent.

         "Placement Memorandum" shall mean the Private Placement Memorandum dated February 16, 1999, relating to the sale of the Notes by the Placement Agent and the Remarketing Agent.

         "Plan" shall mean an employee benefit plan or other plan maintained for employees of the Company covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

         "Prime Rate" shall mean that fluctuating rate of interest per annum established from time to time by the Credit Institution as its Prime Rate. The Company acknowledges and agrees that the Prime Rate is a reference used in determining interest rates on certain loans by the Credit Institution and is not intended to be the best or lowest rate of interest charged on any extension of credit to any customer. The rate of interest charged on amounts payable under the Financing Documents shall not exceed applicable legal limits.

         "Project" shall mean (i) the financing, in whole or in part, of the reimbursement to the Company cost of the acquisition, construction and equipping of a headquarters facility for the Company in Sunrise, Florida and
(ii) the payment of the costs of issuance of the Notes and other related costs.

         "Project Manager" shall mean the person appointed by Butters and approved by the Company to manage the building of the Project Site.

         "Project Site" shall mean the real and personal property and all improvements subject to the Mortgage and described on Schedule A to the Mortgage.

         "Reimbursement Account" shall mean the Reimbursement Account established pursuant to Section 3.01 hereof.

         "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials), or into or out of any property owned, leased, operated, or used by the Company or any Subsidiaries (if any), including the movement of any Hazardous Material through the air, soil, surface water, groundwater, or property.

         "Remarketing Agent" shall mean, initially, NationsBank, N.A., and any successor agent or agents appointed from time to time pursuant to the terms of the Indenture.

         "Remarketing Agreement" means initially the Remarketing and Interest Services Agreement between the Remarketing Agent and the Company, dated as of February 1, 1999, and any and all modifications, alterations, amendments and supplements thereto and (b) any agreement between the Company and any successor remarketing agent appointed pursuant to the terms of the Indenture.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

         "Stated Expiration Date" shall have the same meaning as provided in the Letter of Credit.

         "Stated Amount" shall mean the face amount of the Letter of Credit, initially, up to $6,746,751.00 representing a $6,670,000.00 principal portion and up to $76,751.00 interest portion to cover 35 days' interest on the Notes at the Maximum Rate, as it may be reduced and reinstated from time to time in accordance with the terms of the Letter of Credit.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not, at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any thereof, such stock is at such time owned by such Person and/or one or more Subsidiaries of such Person) and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to subsidiaries of the Company.

         "Termination Date" shall mean the last day a drawing is available under the Letter of Credit.

         "UCC" shall mean the Uniform Commercial Code in effect in jurisdictions where assets of the Company or the Guarantors are located or subject to jurisdiction at any time during the term hereof.

                                   ARTICLE II
                          REPRESENTATIONS BY COMPANY;
                   CONDITIONS TO ISSUANCE OF LETTER OF CREDIT

         Section II.1 REPRESENTATIONS BY COMPANY. The Company makes the following representations:

                  (a) All representations and warranties made by the Company in the Financing Documents and the Note Documents are incorporated herein by reference and shall be deemed thereby to have been made and reaffirmed by the Company for the benefit of the Credit Institution as if they were fully set forth herein.

                  (b) Other than Affiliates of the Company, there is no person, firm, partnership, limited liability company, joint venture or corporation that controls, is controlled by or is under common control with the Company.

                  (c) The Company owns fee simple title to the Project Site and is in sole possession of the Project Site. The Mortgage will be a first lien against the Project Site, and there are and will be no encumbrances against the Project Site other than those listed in Schedule B-II of the Attorneys' Title Insurance Fund title commitment #C-2698338, dated February 22, 1999.

                  (d) The Company has the power to own its property and to carry on its business as now being conducted and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                  (e) The Company has full corporate power and authority to enter into and execute and deliver each of the Financing Documents and the Note Documents to which it is a party and to incur and perform the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of members or of any other person or Governmental Authority or regulatory body is required as a condition to the validity or enforceability of any of such Financing Documents or Note Documents, or if required the same has been duly obtained. The Company makes no representations as to compliance with federal securities laws or state blue sky laws with respect to the Notes.

                  (f) The contemplated use of the Project is and will continue to be in conformity with all applicable governmental laws, ordinances, rules and regulations (including, but not limited to, all Environmental Laws, the Americans with Disabilities Act, health, safety and zoning laws, ordinances, rules and regulations), and all variances and exceptions granted with respect thereto; all governmental approvals necessary to acquire, construct and equip the Project have been obtained when needed; all site plans have been approved and all construction plans have been approved by the appropriate Governmental Authority and no building moratoria are in effect relating to the Project Site; all building permits have been issued by the appropriate Governmental Authority with respect to the construction of the Project when needed; no appeal has been filed with respect to any applicable zoning laws, ordinances, rules or regulations or with respect to the issuance of such building permits; and there is no existing, threatened or pending action, suit, proceeding, inquiry or investigation wherein an unfavorable decision, ruling or finding would in any way have an adverse effect on the Project, or its existing or intended use, or the repayment of the Notes or the Obligations.

                  (g) The Company is in compliance with all applicable governmental laws and regulations applicable to the conduct of its business and the operation of the Project, the noncompliance with which would have a Material Adverse Effect.

                  (h) All of the Financing Documents and Note Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and legally binding obligations of the Company and are fully enforceable against the Company in accordance with their respective terms.

                  (i) The execution, delivery and performance by the Company of the Financing Documents and Note Documents will not: conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company or any of its Affiliates; result in a breach of any governmental requirement applicable to the Company or any of its Affiliates; conflict with, result in a breach of or require consent under any agreement, instrument or indenture to which the Company or any of its Affiliates is a party, or by which any of them or any of their property is bound, or constitute (with notice, lapse of time, or both) a default thereunder; result in the creation or imposition of any lien (other than the Lien created by or under the Financing Documents) upon any of the property or assets of the Company or any of its Affiliates; or result in or require the acceleration of any Indebtedness of the Company or any of its Affiliates.

                  (j) Except as described in the Loan Agreement, there are no actions, claims, suits or proceedings pending, or, to the knowledge of the Company, threatened against or directly involving the Company, at law or in equity or before or by any Governmental Authority. The Company has received no notice that it is in default with respect to any governmental requirement or any judgment, order, writ, injunction, decree, rule, award or regulation of any Governmental Authority.

                  (k) The Company is not in default under any contract, agreement, commitment or other instrument which default would have a Material Adverse Effect on the Company, or in the performance of any covenants or conditions respecting any of its Indebtedness. No holder of any Indebtedness of the Company has given notice of any asserted default thereunder. No liquidation or dissolution of the Company and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Company or its properties is pending or, to the knowledge of the Company, is contemplated or threatened against it.

                  (l) All financial and other information heretofore furnished to the Credit Institution concerning the Company and the Guarantors is complete and correct and fairly presents the financial position of the Company and the Guarantors. There are no liabilities, direct or indirect, fixed or contingent, of the Company and the Guarantors except as reflected therein. There has been no Material Adverse Change in the financial condition or operations of the Company and the Guarantors since the most recent date as of which such financial information has been furnished to the Credit Institution (and to the Company's knowledge no such Material Adverse Change is pending or threatened). Neither the Company nor any of the Guarantors have guaranteed the obligations of, or made any investment in or advances to, any person except as disclosed in such financial and other information provided to the Credit Institution. Each of the Company and the Guarantors has good and marketable title to all of its and their properties and assets, and all of such properties and assets are free and clear of encumbrances, except as reflected in such financial information.

                  (m) Neither the Company nor any of the Guarantors is in default in the payment of the principal of or interest on any of its or their Indebtedness for borrowed money, nor is the Company or any of the Guarantors in default under any provision of any instrument under or subject to which any Indebtedness for borrowed money has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  (n) No information (financial or otherwise) furnished by or on behalf of the Company in connection with the negotiation of the issuance of the Letter of Credit or the issuance of the Notes contains any untrue statement of a material fact or omits a material fact necessary to make such information not misleading. There is no fact that the Company has not disclosed to the Credit Institution that materially adversely affects or so far as the Company can now foresee based on facts known to it, and based on opinions of the Company's directors, officers, employees, agents and advisors concerning such facts, will materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Guarantors, the ability of the Company to acquire, construct, equip and operate the Project, or the ability of the Company and the Guarantors to perform their respective obligations under the Financing Documents.

                  (o) The Company is not a party to, or bound by, any contract, the performance by Company under which would have a Material Adverse Effect.

                  (p) Every draw under the Letter of Credit shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by the Company that no Default or Event of Default exists and that all representations and warranties by the Company contained in this Agreement, the Note Documents and the other Financing Documents are true and correct as of the date the advance is to be made.

                  (q) The proceeds of the Notes will be used by the Company only for the purposes set forth herein and in the other Financing Documents and Note Documents. The Company's uses of the proceeds are, and continue to be, legal and proper corporate uses, and the uses are and will be consistent with all applicable laws and regulations, as in effect from time to time. None of the proceeds of the Notes will be used for the purposes of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, or Regulation G of the Code of Federal Regulations, Parts 221, 224, and 207, respectively, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might cause this transaction to be deemed a "purpose credit" within the meaning given in Regulation U, Regulation X or Regulation G. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. The Company, or any Person acting on behalf of the Company, has not taken and will not take any action which might cause any violation of Regulation U, Regulation X, or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder as now or hereafter in effect.

                  (r) All tax returns required to be filed by the Company in any jurisdiction have been filed and all taxes, assessments and other governmental charges on the Company or on any of its respective properties, income or franchises were paid timely, except for taxes contested in good faith by appropriate legal proceedings for which reserves have been established in an amount determined in accordance with GAAP. Other than current real estate taxes and special assessments, there is no proposed tax assessment against the Company, and there is no basis for any such assessment. No extension of time for assessment or payment of any tax by the Company is in effect. The tax returns of the Company have not been audited.

                  (s) The Company has not incurred any accumulated unfunded deficiency within the meaning of ERISA, or incurred any liability to the PBGC (or any successor thereto) established under ERISA in connection with any Plan established or maintained by the Company or any other member of a Controlled Group, and no Reportable Event (as defined in ERISA) has occurred or is occurring.

                  (t) The Company is not, and no Person having "control" (as that term is defined in U.S.C. Section 376(b)(5) or in regulations promulgated pursuant thereto) of such Person is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of the Credit Institution, or of any bank at which the Credit Institution maintains a "correspondent account" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Credit Institution.

                  (u) The Company has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, ET SEQ., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. Section 215(a). This representation and warranty, and each reconfirmation hereof, shall constitute written assurance from the Company, given as of the date hereof and as of the date of each reconfirmation, that the Company has complied with the requirements of the FLSA.

                  (v) To the best knowledge of the Company and except as disclosed in writing to the Credit Institution, the operations of the Company have been and are conducted in a manner such that said operations have not created any level of regulatory concern with Environmental Laws or harm or potential harm to third parties from material violation of any Environmental Laws. The Company has obtained all material governmental authorizations under Environmental Laws necessary to its operations, and all such governmental authorizations are in good standing, and the Company is in compliance with all material terms and conditions of such governmental authorizations.

                  (w) The Company has not received: (i) any notice or claim to the effect that it is or may be liable to any person as a result of or in connection with any Hazardous Materials, or (ii) any letter or request for information under Section 104 of CERCLA or comparable state laws, and, to the best of the Company's knowledge, none of the operations of the Company have been subject to any federal or state investigation relating to or in connection with any Hazardous Materials at any location.

                  (x) None of the operations of the Company is or will be subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law which, if adversely determined, could have a Material Adverse Effect on the Company. The Company and its facilities or operations are not subject to any outstanding written order or agreement with any Governmental Authority or private party relating to any Environmental Laws.

                  (y) The Company has no contingent liability in connection with any Release of any Hazardous Materials in a reportable quantity by the Company.

                  (z) Except as previously disclosed in writing to the Credit Institution, neither the Company, nor to the best knowledge of the Company, any predecessor of the Company, has filed any notice under any Environmental Laws indicating past or present treatment or Release of Hazardous Materials in a reportable quantity at any property owned, leased, operated, or used by the Company, and none of the Company's operations involves the generation, transportation, treatment, storage, or disposal of Hazardous Materials in a manner which violates any Environmental Laws.

                  (aa) Except as previously disclosed in writing to the Credit Institution, to the best of the Company's knowledge, no Hazardous Materials exist on, under, or about any property owned, leased, operated, or used by the Company in a manner that has a reasonable possibility of giving rise to any Environmental Claim that could have a Material Adverse Effect. The Company has not filed any notice or report of the Release of any Hazardous Materials that has a reasonable possibility of giving rise to any Environmental Claim that could have a Material Adverse Effect. Except as disclosed in writing to the Credit Institution, neither the Company nor, to the best knowledge of the Company, any of its predecessors entitled to the real property encumbered by the Mortgage has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim that could have a Material Adverse Effect.

                  (bb) Except as previously disclosed in writing to the Credit Institution, to the best of the Company's knowledge no underground storage tanks or subsurface impoundments are on or at any property owned, leased, operated, or used by the Company. To the best of the Company's knowledge, and after reasonable inquiry, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any property owned, leased, operated, or used by the Company.

                  (cc) The Company is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

                  (dd) The Company is solvent, and, after consummation of this Agreement, the other Financing Documents and the Note Documents and the contemplated transactions hereunder and thereunder, the Company will be solvent.

                  (ee) All of the representations and warranties by the Company shall survive delivery of this Agreement, the other Financing Documents and the Note Documents. Any investigation at any time made by or on behalf of the Credit Institution will not diminish the Credit Institution's right to rely on the representations and warranties set forth herein and therein.

                  (ff) The Construction Contract is in full force and effect. No event has occurred and is continuing under the provisions of the Construction Contract that with lapse of time or giving of notice, or both, would constitute an Event of Default thereunder.

                  (gg) The Company (a) has initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) will by March 31, 1999 have developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) will implement that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

         Section II.2      LETTER OF CREDIT COMMITMENT.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Credit Institution agrees to issue its Letter of Credit, in the form of Exhibit A hereto, in the original Stated Amount.

                  (b) The Letter of Credit will expire three (3) years from the date the Notes are issued (unless 120 days prior to such expiration date the Credit Institution notifies the Company (at the Credit Institution's sole discretion) that the Letter of Credit will be renewed for an additional one-year period), unless earlier terminated as provided in the Letter of Credit. If the Company desires to request that the Credit Institution extend the expiration date of the Letter of Credit beyond February 22, 2002, or beyond any Stated Expiration Date to which the Letter of Credit has been previously extended, the Company must send a written request for such extension to the Credit Institution on or before ninety (90) days prior to the then Stated Expiration Date of the Letter of Credit. The Credit Institution agrees that, if it receives such a written request for an extension of the Letter of Credit from the Company on or before ninety (90) days prior to the then Stated Expiration Date of the Letter of Credit, the Credit Institution will, subject to the next succeeding sentence, consider such request in good faith and notify the Company in writing, on or before forty-five (45) days prior to the then Stated Expiration Date of the Letter of Credit, whether the Credit Institution will or will not agree to the requested extension. The Company acknowledges and agrees that the Credit Institution shall have no obligation to extend the Letter of Credit beyond February 22, 2002, and that the decision whether to agree to any requested extension of the Stated Expiration Date of the Letter of Credit shall be made by the Credit Institution in its sole discretion.

         Section II.3 CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. It is a condition precedent to the obligation of the Credit Institution to issue the Letter of Credit that it shall have received each of the following documents or other items in form and substance satisfactory to the Credit Institution, and, in the case of appraisals, environmental reports, insurance and architectural certifications and the like, prepared by professionals satisfactory to the Credit Institution; or if any such item shall be waived by the Credit Institution as a condition to the issuance of the Letter of Credit such item shall, at the option of the Credit Institution, be a condition to the Credit Institution's approval of any requisition of moneys from the Construction Fund to pay any Cost of the Project under Section 4.07 of the
Indenture:

                  (a) Certified copies of the articles of incorporation, bylaws and resolutions of, and incumbency certificates for, the Company and its officers, accompanied by an opinion of Akerman, Senterfitt & Eidson, P.A., counsel to the Company, in form and substance reasonably satisfactory to the Credit Institution, including but not limited to an opinion to the effect that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, the Notes are validly issued pursuant to the terms of the Indenture, and that the Financing Documents, the Note Documents and any other documents to which the Company is a party and relating to the financing of the Project, have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except as enforceability may be limited by public policy, bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally and except as rights of indemnification relating to liability under federal and state securities laws may be limited by applicable law;

                  (b) Copies of the fully executed Financing Documents and Note Documents;

                  (c) An ALTA lender's title insurance policy (the "TITLE POLICY") on the Project and Project Site from Attorney's Title Insurance Fund, Inc. with minimum coverage in an amount not less than the original Stated Amount of the Letter of Credit. The Title Policy shall insure that the Mortgage in favor of the Credit Institution is a first lien on the Project and Project Site subject only to such exceptions as are Permitted Encumbrances and shall contain such endorsements and affirmative coverage as shall be requested by the Credit Institution;

                  (d) Evidence that the Mortgage has been recorded in the office of land records for real property located in Broward County, Florida;

                  (e) An opinion of Mays & Valentine, counsel to the Remarketing Agent, in form and substance satisfactory to the Credit Institution;

                  (f) A current boundary survey of the Project and the Project Site on which the Project is to be constructed certified to the Credit Institution using the Credit Institution's certification language and otherwise acceptable to the Credit Institution, which survey shall be prepared in accordance with the minimum technical standards of Florida and certified by a certified Florida land surveyor, shall indicate the absence of any encroachments and shall designate, without limitation, (i) the boundaries of the Project Site, (ii) the location of the buildings and the other improvements constituting the Project to be constructed thereon, (iii) the location of all items shown as exceptions to title on the Title Policy, including, without limitation, all easements of record affecting the Project or the Project Site, specifying the holder of each such easement and the pertinent recordation information, (iv) any and all building restrictions and/or setback lines, (v) all easements for ingress and egress across adjoining properties, and (vi) the location of all utilities, whether above or below ground;

                  (g) An "as built" and "stabilized" appraisal of the Project by an appraiser engaged by the Credit Institution in form and substance satisfactory to the Credit Institution based on an internal review by the Credit Institution of the data, assumptions and conclusions found in the appraisal and which satisfies all applicable regulations of bank regulatory agencies having jurisdiction over the Credit Institution;

                  (h) An environmental engineer's phase I and II audit report, as deemed necessary by the Credit Institution, addressing environmental matters and reflecting the degree to which the Project Site is free of Hazardous Materials and toxic substances and otherwise complying with the requirements of the Commitment Letter;

                  (i) The Corporate Guaranty fully executed and in original form has been delivered to the Credit Institution;

                  (j) Opinions of counsel, acceptable to the Credit Institution, to the effect that each of the Guaranties is the legal, valid and binding agreement of the respective Guarantor, enforceable in accordance with its terms and with respect to the Guarantors, such entities have the ability to borrow money for and guarantee debt of, the Company.

                  (k) Evidence satisfactory to the Credit Institution that all utilities (including drainage both onsite and offsite) necessary for the occupancy, use and operation of the Project are available to and adequate for the Project, that the Project is or can be connected thereto without further governmental approvals and that all requisite tap-on and connection fees have been or will be paid.

                  (l) A detailed cost-breakdown of the Project showing the intended use of the proceeds of the Letter of Credit (cost-breakdown should include all direct and indirect cost items associated with the construction and financing of the Project, including but not limited to the amounts allocated to pay the costs of issuing the Notes and the amount allocated to pay capitalized interest during construction) in form and substance acceptable to the Credit Institution (the "COST CERTIFICATE").

                  (m) Evidence satisfactory to the Credit Institution that the Project complies and will comply with all applicable zoning and subdivision ordinances, building codes and other governmental laws and regulations.

                  (n) A soil engineer's report relating to the Project acceptable to the Credit Institution.

                  (o) Subject to Section 3.02(b) hereof, payment to the Credit Institution in cash of all fees due the Credit Institution including all reasonable attorneys' fees and expenses which are due on the Date of Issuance under Section 3.02 hereunder; and

                  (p) Such other documents as may have been reasonably requested by the Credit Institution.


                  Section 2.04 PROVISIONS REGARDING APPROVAL OF REQUISITIONS AND DISBURSEMENTS FROM CONSTRUCTION FUND.

                  (a) The Company acknowledges and agrees that it shall have no right to receive any disbursement from the Construction Fund unless it has submitted a requisition to the Credit Institution in substantially the form attached to the Indenture as Exhibit C relating to that disbursement and such requisition has been approved by the Credit Institution as evidenced by its execution thereof (the "REQUISITION"). The Company further agrees that it will not submit any Requisition to the Trustee unless such Requisition has first been submitted to the Credit Institution and approved by the Credit Institution. Upon approval of the Requisition by the Credit Institution (which approval shall be subject to fulfillment of the conditions listed herein), the Credit Institution shall submit the Requisition directly to the Trustee on behalf of the Company.

                  (b) Each Requisition shall be submitted by the Company to the Credit Institution at least ten (10) Business Days prior to the date on which its approval is desired. The Credit Institution shall not be required to approve a Requisition more often than once each calendar month.

                  (c) Prior to approval by the Credit Institution of the first requisition submitted by the Company, the following conditions precedent must be satisfied unless waived by the Credit Institution in its sole and absolute discretion:

                       (i) Evidence satisfactory to the Credit Institution that the Mortgage has been recorded in Broward County, Florida, and that a title commitment has been issued in a form satisfactory to the Credit Institution;

                       (ii) Evidence satisfactory to the Credit Institution that all insurance required by the terms of the Commitment Letter and/or Mortgage to be in place at the time of the first Requisition is in effect. The Credit Institution reserves the right to require certifications regarding other insurance required by the terms of the Commitment Letter and/or Mortgage as a condition of approval of subsequent Requisitions.

                       (iii) The Credit Institution shall have received a copy of the site plan of the Project which site plan shall have been approved by all governmental agencies having jurisdiction over the Project, along with a complete and final set of working plans and specifications which have been approved by the Credit Institution, initialed for identification by the Company, the Project Manager, and the architect for the Project and assigned to the Credit Institution in form and substance satisfactory to the Credit Institution. Any and all subsequent changes to the plans and specifications must be approved by the Credit Institution (which approval shall not be unreasonably withheld) and any governmental agencies having jurisdiction over the Project whose approval may be required by applicable federal, state or local laws, rules or regulations. Unless waived by the Credit Institution, all such plans and specifications shall have been approved, prior to approval of the first Requisition, by all necessary governmental agencies.

                       (iv) The Credit Institution shall have received copies of the Company's contract with the Project Manager and the Company's contract with the architect for the Project. The Project Manager, the architect for the Project and the terms and conditions of their respective contracts must be acceptable to the Credit Institution. The Construction Contract (and any specified subcontracts) and the architect's contract shall be assigned to the Credit Institution pursuant to the terms of the Assignment Agreement, as additional security for the Company's obligations under this Agreement with the concurrence of the Project Manager (and subcontractors) and the architect to continue to perform under the contracts for the Credit Institution or its assigns if the Company should default under the Financing Documents, the Construction Contract (or subcontract) or the architect's contract, provided that the Project Manager (and subcontractors) and the architect continue to be paid in accordance with their respective contracts.

                       (v) The architect for the Project shall certify that the hard costs set forth in the Cost Certificate and all updates thereof are fair and reasonable and that the Cost Certificate and all updates thereof include all items necessary to complete the Project fully in accordance with the final approved plans and specifications. The Company shall also provide the Credit Institution with copies of all executed contracts and material subcontracts and a final construction budget and draw a schedule prepared by the Project Manager and accepted by the Company. For the purpose of the preceding sentence, the term "material subcontracts" shall mean any subcontract wherein the Company is obligated to pay more than $100,000.00 thereunder.

                  (d) The Credit Institution shall have no obligation to approve any Requisition unless, in connection with the Requisition, it has received (i) if requested by the Credit Institution, copies of all contracts, invoices, billings, paid receipts and other documents which relate to that portion of the construction of the Project for which the Requisition was submitted and support the amount of the Requisition, (ii) appropriate construction lien waivers from the general contractor and each subcontractor performing work or providing materials to be paid from the proceeds of the Requisition, (iii) contractor's requisition forms which have been appropriately signed by both the Project Manager and the architect and notarized, (iv) title updates in form and substance satisfactory to the Credit Institution, and (v) such other documents and agreements as may be requested by the Credit Institution.

                  (e) If in the reasonable determination of the Credit Institution the unpaid balance of the cost to complete the Project at any time exceeds the balance remaining in the Construction Fund, the Company shall, if requested by the Credit Institution as a condition to approval of further Requisitions, pay to the Trustee for deposit into the Construction Fund cash in an amount that together with the amount of other undisbursed funds in the Construction Fund equals the amount necessary to complete the Project. If the actual costs within one of the cost categories set forth in the Cost Certificate should be less than the allocated amount, at the Credit Institution=s sole option, the additional funds may be allocated to other categories as deemed appropriate by the Credit Institution. If the actual or anticipated costs within any of such cost categories shall exceed the allocated amount, further Requisitions for such costs need not be approved by the Credit Institution until any costs or anticipated costs in excess of such projected amounts shall be paid in cash by the Company to the Trustee for deposit into the Construction Fund.

                  (f) The Credit Institution may withhold approval of any Requisition or any part of any Requisition requesting a disbursement from the Construction Fund, or terminate or limit payments by the Trustee from the Construction Fund, on account of (i) the occurrence of Default or an Event of Default hereunder, (ii) defective work with respect to the construction of the Project not remedied to the satisfaction of the Credit Institution after notice and opportunity to cure has been given, or work not performed in a good and workmanlike fashion in all material respects in accordance with the approved plans and specifications, (iii) claims or Liens filed by contractors, builders or materialmen in connection with the construction of the Project that are not bonded to the satisfaction of the Credit Institution within the time period prescribed by the Credit Institution, or evidence indicating, in the opinion of the Credit Institution, the probable filing of claims or Liens, (iv) failure or inability of the Project Manager to make payments to subcontractors or for materials or labor, (v) in the reasonable opinion of the Credit Institution, the Project cannot be fully completed and all bills paid from funds not yet disbursed from the Construction Fund or otherwise available to the Company,
(vi) failure of the Company to repair any damage to the Project, or any part thereof, to the reasonable satisfaction of the Credit Institution within the time period prescribed by the Credit Institution, (vii) condemnation of, or the pendency of condemnation proceedings against the Project or any part thereof, or (viii) the filing of a petition in bankruptcy by or against the Company, or any Guarantor. To the extent that the above grounds are removed and no Default or Event of Default otherwise exists hereunder, the Credit Institution shall approve Requisitions for funds withheld solely because of such grounds.

                  (g) No Requisition shall be approved unless all work done in the construction and equipping of the Project to the date of such Requisition has been done in a good and workmanlike manner, as determined by the Credit Institution.

                  (h) Except as provided in the next succeeding sentence, no Requisition shall be approved for materials stored on the Project site unless approved by the Credit Institution in its sole discretion on a case by case basis. If materials are suitably stored on the Project site, insured and the cost thereof does not exceed 10% of the Cost Certificate, the Credit Institution agrees not to withhold approval of the Requisition submitted for payment of such materials if all other conditions precedent for approval of such Requisition are satisfied.

                       (i) No Requisition shall be approved if any of the conditions set forth in Section 2.03 hereof are no longer satisfied, as determined in the sole discretion of the Credit Institution.


         Section 2.05 FOUNDATION SURVEY. Within thirty (30) days after a request from the Credit Institution, the Company shall provide to the Credit Institution a foundation survey of the Project meeting the minimum technical standards of Florida prepared and certified by a licensed certified Florida land surveyor with an updated certification, showing all improvements then constructed thereon and all horizontal lengths of all sides and relation thereof by distances to (a) all boundary lines of the Project Site and service easements, (b) all established building lines, and (c) all street lines, certified to the Credit Institution using the Credit Institution=s certification language and otherwise acceptable to the Credit Institution.

         Section 2.06 COST-BREAKDOWN UPDATES. As requested by the Credit Institution from time to time as construction of the Project progresses, the Company shall provide to the Credit Institution periodic updates of the Cost Certificate for the Project.

         Section 2.07 CONSENT TO FINAL DISBURSEMENT FROM THE CONSTRUCTION FUND. The Credit Institution shall have no obligation to approve the Requisition requesting the final disbursement from the Construction Fund unless the Credit Institution shall have received each of the following documents in form and substance satisfactory to the Credit Institution:

                  (a) An as-built survey of the Project meeting the minimum technical standards of Florida certified to the Credit Institution using the Credit Institution=s certification language and otherwise acceptable to the Credit Institution.

                  (b) A copy of the certificate of occupancy for the Project issued by the appropriate Governmental Authority and a certificate of completion signed by the Company, the Project Manager, and the architect stating that the Project has been properly completed in accordance with the final approved plans and specifications and that the Project is operable and is otherwise in form and substance satisfactory to the Credit Institution.

                  (c) Final construction lien waivers from the Project Manager and each subcontractor in form and substance satisfactory to the Credit Institution.

                  (d) A final title update in form and substance satisfactory to the Credit Institution.

                  (e) Such other documents, agreements and other items as are reasonably requested by the Credit Institution.

         Section 2.08 CAPITALIZED INTEREST. Notwithstanding the conditions for approval of a Requisition set forth in Section 2.04 hereof, the Company is authorized to allow the Trustee, without the necessity of a Requisition, to release moneys on deposit in the Construction Fund for reimbursement to the Credit Institution for payment under the Letter of Credit for an A Drawing, provided the amount released to reimburse the Credit Institution does not exceed the amounts set forth in the cost breakdown for capitalized interest provided to Credit Institution pursuant to Section

2.03(l) hereof, unless a greater amount is first approved by the Credit Institution. Notwithstanding the foregoing, such amounts will not be released without the written approval of the Credit Institution in the event the amounts remaining in the Construction Fund are insufficient to complete the Project.


                                  ARTICLE III
                           REIMBURSEMENT OBLIGATION;
                     OTHER PAYMENTS; LETTER OF CREDIT FEES

         Section 3.01 REIMBURSEMENT AND OTHER PAYMENTS.

                  (a) The Company hereby agrees to establish an interest-bearing escrow account with the Credit Institution known as the Kellstrom Industries, Inc. Reimbursement Account (the "REIMBURSEMENT ACCOUNT") and to pay to the Credit Institution (and the Credit Institution is hereby authorized to deduct from any and all operating accounts maintained by the Company with the Credit Institution) the following amounts in the manner and at the times set forth below:

                       (i) Any amounts in the appropriate subaccount of the Reimbursement Account on the date any payment is due under any subparagraph hereof shall be credited against the amount due. Any balance remaining in the Reimbursement Account after the Termination Date and the payment of all Obligations of the Company due the Credit Institution hereunder and under all of the other Financing Documents and the Note Documents shall be paid to the Company.

                       (ii) On or before the first Business Day of each month, beginning in the first month prior to the earlier of the date amounts in the Construction Fund are no longer available, or amounts in the Construction Fund are no longer authorized to be used to reimburse the Credit Institution for an "A Drawing" pursuant to the provisions of the last sentence of Section 2.08, the Company shall deposit an amount equal to the Interest Requirement in the interest subaccount of the Reimbursement Account and the Company shall, on the first Business Day of each month thereafter, pay the Credit Institution for deposit in the interest subaccount of the Reimbursement Account an amount equal to the "A Drawing" made in the previous month, in order to reimburse the Credit Institution for the amounts it advanced under an "A Drawing", which amounts when paid by the Company shall be deposited in the interest subaccount of the Reimbursement Account. The amounts received by the Credit Institution pursuant to this subparagraph shall be deposited in the interest subaccount of the Reimbursement Account and shall be debited by the Credit Institution as necessary to reimburse the Credit Institution for an "A Drawing".

                       (iii) Each January 15 (or the next succeeding Business
Day) during the term of this Agreement, the Company shall pay the Credit Institution for deposit in the principal subaccount of the Reimbursement Account the amounts the Credit Institution will be required to advance under each "A Drawing" on the next succeeding interest payment date for the Notes in accordance with the provisions for optional redemptions set forth in Schedule 3.01(a) attached hereto, which amounts shall not be less than the amount shown on Schedule 3.01(a) for such interest payment date. The principal amounts received by the Credit Institution pursuant to this subparagraph shall be deposited in the principal subaccount of the Reimbursement Account and shall be debited by the Credit Institution as necessary to reimburse the Credit Institution for an "A Drawing" in connection with an optional redemption of the Notes. In the event the Trustee credits the amount to be drawn under the Letter of Credit for any principal payment made otherwise than from a draw on the Letter of Credit, a corresponding credit shall be granted to the Company for the amounts due hereunder. The Company hereby covenants to give the Trustee written instructions by January 1 (or the next succeeding Business Day) to give notice of optional redemption of the Notes in the manner provided in the Indenture for the optional redemption of the Notes, in part, on each February 1 (or the next succeeding Business Day) as shown on Schedule 3.01(a) during the term of this Agreement. Subject to credits available to the Company described in the next preceding sentence, unless waived by the Credit Institution in a writing delivered to the Trustee prior to the date notice of optional redemption is given, the minimum amount of each optional redemption described above shall be the amount shown on Schedule 3.01(a).

                  (b) In the event of a "B Drawing" under the Letter of Credit to purchase Notes for the account of the Company pursuant to optional or mandatory tenders under the provisions of the Indenture, the Company shall continue to make the payments required by subparagraph (a)(iii) above, and such payments shall be applied first to optionally redeem Notes purchased with the proceeds of such "B Drawing" and held for the account of the Company or the Credit Institution as of any optional redemption date provided for in the Indenture. The Company shall cause all amounts received from the remarketing of such Notes prior to any optional redemption date provided for in the Indenture to be paid to the Credit Institution to reimburse it for the amount of such "B Drawing." On the Termination Date, the Company shall pay the Credit Institution the aggregate amount of any and all "B Drawings" that have not been previously reimbursed, subject to the applicable interest charges described herein for such late reimbursement and subject to a credit for any amounts available therefor in the principal subaccount of the Reimbursement Account.

                  (c) In the event of a "C Drawing" under the Letter of Credit to make payments due on the Notes as a result of any other redemption or acceleration of the Notes as provided in the Indenture, the Company shall by no later than 12:00 noon (Dallas, Texas time) on the day of such "C Drawing" pay to the Credit Institution an amount sufficient to reimburse the Credit Institution for such "C Drawing" to the extent funds are not available in the principal subaccount of the Reimbursement Account to cover such "C Drawing" reimbursement.

                  (d) In the event of a "B Drawing" under the Letter of Credit pursuant to subparagraph (b) above, the Company shall pay the Credit Institution interest on the entire amount of such "B Drawing" at the Prime Rate from the date of the draw until such amount is reimbursed in full, which interest shall be payable in arrears on the first Business Day of each month, on the Termination Date or on an earlier date of reimbursement pursuant to
Section 3.06 hereof; provided, however, that if an Event of Default occurs hereunder prior to the date the entire amount of such "B Drawing" has been reimbursed in full, then from and after the date of such Event of Default such unreimbursed amount shall bear interest at the lesser of the maximum rate permitted by law or eighteen percent (18%) per annum until it has been repaid in full.

                  (e) In the event, if as a result of an "A Drawing," the Credit Institution pays any amount under the Letter of Credit in excess of the amount in the Reimbursement Account applied to reimburse the Credit Institution therefor, the Company shall upon demand immediately reimburse the Credit Institution for such amount. Any amounts not so paid shall bear interest at the lesser of the maximum rate permitted by law or eighteen percent (18%) per annum, which interest shall be payable on demand and failure to so reimburse shall be an Event of Default hereunder.

                  (f) In the event the payments required by subparagraph (c), or (e) above and (h) or (i) below are not made on the due date thereof, it shall be an Event of Default hereunder and the Company shall pay the Credit Institution interest on such outstanding amounts from the due date thereof until such amounts are paid in full at the lesser of the maximum rate permitted by law or eighteen percent (18%) per annum and failure to so reimburse shall be an Event of Default hereunder.

                  (g) In the event the Credit Institution holds Notes pursuant to the provisions of Section 3.06 hereof as pledgee or for its own account pursuant to a "B Drawing" and it receives payment in full for such Notes and for all amounts due to it under this Agreement, the Credit Institution shall release such Notes to the Fiscal Agent as provided in the Indenture.

                  (h) The Company shall pay the Credit Institution upon each transfer of the Letter of Credit in accordance with its terms to any new Trustee appointed under the Indenture, such amount (and interest on such amount at the Prime Rate) as shall at the time of any transfer then be the charge which the Credit Institution is customarily making for transfer of similar letters of credit.

                  (i) The Company shall pay the Credit Institution on demand any and all reasonable charges and expenses, including reasonable legal fees (and interest on such amounts at the Prime Rate), which the Credit Institution may pay or incur relative to the Letter of Credit or in reviewing, interpreting, administering or enforcing any of its rights or responsibilities under this Agreement or the other Financing Documents.

         Section 3.02 FEES.

                  (a) On the Date of Issuance, the Company shall pay to the Credit Institution a one-time internal construction administration fee of $5,000.00. In addition to any other fees payable to the Credit Institution, the Company shall pay to the Credit Institution a fee with respect to the Letter of Credit equal to one percent (1%) per annum of the Initial Stated Amount of the Letter of Credit for the first year and of the Stated Amount of the Letter of Credit then in effect for each year thereafter as it is reduced from time to time by virtue of an "A Drawing" to redeem the principal of the Notes but not "B Drawings" to purchase Notes subject to optional or mandatory tender and as so determined on the date each fee payment is due. The full amount of such fee shall be paid by the Company in advance for each year (except for the payment due on the Date of Issuance) or portion of a year that the Letter of Credit is outstanding (beginning on the Date of Issuance and each Anniversary Date thereof) from the Date of Issuance until the Termination Date. The fee (herein, the "LETTER OF CREDIT FEE") shall be prepaid in full no later than fifteen (15) days prior to the first and each successive Anniversary Date, and in all cases shall be deemed earned upon receipt by the Credit Institution. Except as provided in the next succeeding sentence, there shall be no refund of any portion of such prepaid fee by reason of expiration, reduction, recertification, termination, redemption or prepayment of any of the Stated Amount, the Letter of Credit or the Notes subsequent to the date of receipt of such fee by the Credit Institution. Notwithstanding the next preceding sentence, if the Obligations under this Agreement shall ever be recast as a new loan with Credit Institution, the Company shall receive a pro rata credit for any fees that have been paid in advance as described above.

         Section 3.03 SUPPLEMENTAL PAYMENTS.

                  (a) If after the Date of Issuance (i) the Credit Institution determines or acquiesces in the determination by a court or administrative or Governmental Authority that its obligations under this Agreement or the Letter of Credit are a deposit insured by the Federal Deposit Insurance Company (AFDIC@) or (ii) the Credit Institution determines that any law or regulation, or any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (A) impose, modify or deem applicable any insurance (including, without limitation, FDIC insurance), reserve, capital adequacy, special deposit or similar requirement for or against letters of credit issued or assets held by, or deposits in or for the account of, the Credit Institution or (B) impose on the Credit Institution any other condition regarding this Agreement or the Letter of Credit, including any relating to capital adequacy, and the result of any event referred to in clause (a)(i) or
(ii) above shall be to increase the cost to the Credit Institution of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Credit Institution's reasonable allocation of the aggregate of such cost increases resulting from such events and shall be calculated without giving effect to any participation granted in the Letter of Credit) then, upon demand by the Credit Institution, the Company shall immediately pay to the Credit Institution all additional amounts which are necessary to compensate the Credit Institution for such increased cost incurred by the Credit Institution. A certificate as to such increased cost incurred by the Credit Institution as a result of any event referred to in clause (a)(i) or (ii) above submitted by the Credit Institution to the Company shall be conclusive, absent manifest error, as to the amount thereof.

                  (b) The Company shall also pay interest on such increased costs at the highest rate of interest permitted from time to time by applicable law from the date of such change until such amount is paid in full.

         Section 3.04 COMPUTATION OF INTEREST: FORM AND PLACE OF PAYMENT. The interest payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days, as applicable. If the Prime Rate changes, the interest rate on all amounts due hereunder shall be adjusted on the day of each change in the Prime Rate. All payments by the Company to the Credit Institution hereunder shall be made in lawful currency of the United States and in immediately available funds on the date such payment is due at the Credit Institution's office at Letter of Credit Department, 901 Main Street, 9th Floor, Dallas, Texas 75202, Attention: Ginger Downs or Deborah Gassiot.

         Section 3.05 SECURITY FOR REIMBURSEMENT OBLIGATIONS.

                  (a) As security for the payment of all of its Obligations under this Agreement, whether now existing or hereafter arising, the Company shall grant to the Credit Institution a first lien on, and first priority assignment of and security interest in, the Project, all leases of and rents derived from the Project pursuant to the Mortgage and other Financing Documents and hereby grants to the Credit Institution a first priority assignment of and security interest in the other Collateral described in the Financing Documents in the manner provided therein.

                  (b) The Company hereby pledges, assigns, hypothecates, transfers, and delivers to the Credit Institution all its right, title and interest in and to the Reimbursement Account and hereby grants to the Credit Institution a lien on, and security interest in, the Company's right, title and interest in and to the Reimbursement Account and in all proceeds thereof and substitutions therefore as additional collateral security for the prompt and complete payment when due of all amounts due from the Company to the Credit Institution and performance by the Company of its Obligations under this Agreement and the other Financing Documents and Note Documents.

         Section 3.06 ACQUISITION OF NOTES.

                  (a) In the event the Remarketing Agent is able to remarket any Notes as of the date of any "B Drawing" and the proceeds of such remarketing are paid to the Credit Institution on the date of such drawing, the Credit Institution shall relinquish any interest it may have had in the Notes purchased with the proceeds of such drawing but only to the extent of such payment, and the Trustee and the Fiscal Agent shall deliver Notes, in a principal amount equal to the amount so paid, to the purchasers of such Notes free of any claim of the Credit Institution.

                  (b) Subject to the provisions of this Agreement, in the event that as of the date of any "B Drawing", the Remarketing Agent has been unable to remarket any or all Notes that were subject to either optional or mandatory tender, a principal amount of Notes equal to the amount owed the Credit Institution for such "B Drawing" shall immediately as of such date become, and be deemed to be, held by the Credit Institution as pledgee of the Company (or, at the option of the Credit Institution upon prior written notice to the Company, the Trustee and the Fiscal Agent, for its own account), and the Company hereby pledges to the Credit Institution, and grants the Credit Institution a security interest in, all Notes so purchased for the account of the Company with the proceeds of a "B Drawing". The Company hereby irrevocably agrees that any Notes purchased with proceeds of a "B Drawing" shall not be extinguished or discharged until all Obligations of the Company relating to such "B Drawing" are paid and satisfied and the Notes are otherwise canceled under the terms of the Indenture.

                  (c) Upon notice to the Credit Institution that any of the Notes held by the Credit Institution as pledgee or for its own account are to be remarketed and upon payment to the Credit Institution of the proceeds thereof and all accrued interest which is due the Credit Institution on the "B Drawing" used to purchase such Notes, the Credit Institution shall release to the Trustee and the Fiscal Agent, for delivery to the purchasers thereof, a principal amount of Notes equal to the principal amount of such payment from the proceeds of the remarketing thereof, free of any pledge or ownership interest of the Credit Institution.

                  (d) The obligations of the Credit Institution hereunder shall remain in effect until the Termination Date.

                  (e) All amounts paid to the Credit Institution by the Company on Notes held by the Credit Institution as pledgee or for its own account shall be credited against amounts due from the Company under Section 3.01 (b) and (d) hereof.

                                   ARTICLE IV
                   COVENANTS OF THE COMPANY; OTHER AGREEMENTS

         Section 4.01 SPECIAL COVENANTS OF COMPANY. All covenants of the Company in the other Financing Documents and the Note Documents to which it is a party, to the extent not inconsistent herewith, are incorporated herein by reference and shall be deemed thereby to have been made and reaffirmed by the Company for the benefit of the Credit Institution as if they were fully set forth herein. The Company shall give the Credit Institution written notice prior to any amendment of the Financing Documents that affects any covenants of the Company; all such amendments shall be incorporated herein as if set forth herein. The Company hereby further covenants and agrees that until the Termination Date and payment to the Credit Institution of all amounts due and performance of all other Obligations of the Company under the Financing Documents and the Note Documents to which it is a party, it shall comply with the following additional affirmative and negative covenants, unless the Credit Institution shall otherwise consent in writing:

                  (a) ACCESS TO PROJECT AND RECORDS. The Company shall at any reasonable time and from time to time, upon reasonable prior notice from the Credit Institution, permit the Credit Institution or any agents or representatives thereof (i) to examine and make copies of and abstracts from all relevant records and books of account of the Company, (ii) to discuss all relevant affairs, finances and accounts of the Company with any of its officers so designated by the Company to provide such information, and (iii) to inspect the Project. ANY APPROVAL BY THE CREDIT INSTITUTION OF ANY PLANS AND SPECIFICATIONS RELATING TO THE PROJECT AND ANY INSPECTIONS OF THE PROJECT BY THE CREDIT INSTITUTION SHALL IN NO WAY CONSTITUTE A WARRANTY TO ANY PARTY AS TO THE TECHNICAL SUFFICIENCY OR ADEQUACY OF THE CONSTRUCTION OF THE PROJECT, OR THE STRUCTURAL, SOIL OR, ENVIRONMENTAL CONDITIONS OF THE FACILITIES.

                  (b) PREPAYMENT OF OBLIGATIONS. In addition to the Company's optional redemption of the Notes pursuant to Section 3.01(a)(iii) hereof, the Company may cause, at any time, any optional prepayment of the Obligations as may be permitted under the Financing Documents and direct any corresponding optional redemption of Notes as may be permitted under the Indenture by providing the Credit Institution with notice of the desired prepayment and by making satisfactory arrangements with the Credit Institution for reimbursing the Credit Institution in full for the "A Drawing" on the Letter of Credit necessary to effect such redemption of the Notes by no later than the date on which the Trustee first sends notice thereof to the owners of the Notes. Thereupon the Credit Institution shall notify the Trustee to begin redemption proceedings and to draw on the Letter of Credit as required by the Indenture. Notwithstanding the foregoing, the Company may not prepay the Obligations (and direct a corresponding optional redemption of the Notes) in part from proceeds of an insurance recovery or condemnation award with respect to the Project unless the Company has first obtained the prior written consent of the Credit Institution.

                  (c) NOTICE OF DEFAULTS. The Company shall promptly notify the Credit Institution of any default by the Company under any of the Financing Documents or any filing by or against the Company of a petition in bankruptcy or any similar insolvency proceeding.

                  (d) NOTICE OF LITIGATION. The Company shall promptly inform the Credit Institution of any litigation, the adverse determination of which might have a Material Adverse Effect with respect to the payment of the Notes, the performance of the Company's Obligations under the Financing Documents, or the operation of the Project.

                  (e) COMPLIANCE WITH LAWS: PAYMENT OF OBLIGATIONS. The Company shall comply with all valid and applicable statutes, rules and regulations, and shall pay all taxes, assessments, governmental charges, claims for labor, supplies and rent, and other obligations which, if unpaid, might become a Lien against the Project (except liabilities being contested in good faith and against which, if requested by the Credit Institution, the Company shall set up reserves satisfactory to the Credit Institution).

                  (f) SALE OR LEASE OF THE PROJECT. The Company shall not sell, lease or otherwise assign any interest in the Project or any portion thereof to any Person.

                  (g) OPERATING LICENSES. The Company shall comply, and shall cause each of the Affiliates to comply, with all applicable rules and regulations of regulatory authorities having jurisdiction over the Project and shall maintain all licenses necessary to operate the Project.

                  (h) YEAR 2000 COMPLIANCE. The Company shall promptly notify the Credit Institution in the event the Company discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in Section 2.01 (gg)).

                  (i) AMENDMENT OF FINANCING DOCUMENTS. The Company shall not amend or consent to the amendment of any of the Financing Documents without the prior written consent of the Credit Institution.

                  (j) SUBSTITUTE LETTER OF CREDIT. Except during any period a default or event of default under any Financing Documents has occurred and is continuing the Company shall be authorized to provide a Substitute Letter of Credit for the Notes.

                  (k) CERTIFICATE AS TO NO DEFAULT. The Company shall furnish to the Credit Institution within 120 days after the close of each of its fiscal years a certificate signed by the President and the Chief Financial Officer of the Company stating that during such fiscal year and as of the date of such certificate no event or condition has happened or existed or is happening or existing, which constitutes a default or event of default under any Financing Documents or with notice or lapse of time or both would be an Event of Default, or if such an event or condition has occurred or is occurring, specifying the nature and period of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto.

                  (l) PRINCIPAL AMOUNT OF THE NOTES. The Company agrees that the principal amount of the Notes will not exceed 75% of the lesser of the appraised value or the cost of the property covered by the Project. The Company shall demonstrate compliance with this covenant on a quarterly basis. The "cost of the property" shall mean the purchase price of the Project Site plus the amount of the construction cost through and after completion of construction.

         Section 4.02 CONTINUOUS OBLIGATIONS: OBLIGATIONS ABSOLUTE. This Agreement is a continuing obligation and shall (a) be binding upon the Company, its successors and assigns, and (b) inure to the benefit of and be enforceable by the Credit Institution and its successors, transferees and assigns; provided that the Company may not assign all or any part of this Agreement without the prior written consent of the Credit Institution. The obligations of the Company under this Agreement shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, and shall be absolute, irrevocable, and unconditional.

         Section 4.03 TRANSFER OF LETTER OF CREDIT. The Letter of Credit may be transferred in accordance with the provisions set forth therein and upon any transfer the Company shall pay the Credit Institution its then applicable transfer fee.

         Section 4.04 REDUCTION AND REINSTATEMENT OF STATED AMOUNT OF LETTER OF CREDIT. The reduction and reinstatement of the Stated Amount by virtue of drawings under the Letter of Credit shall be as provided therein.

         Section 4.05 SURVIVAL OF COMMITMENT. The terms and conditions of the Commitment Letter shall survive the issuance of the Letter of Credit to the extent they are not inconsistent with the terms of this Agreement or the other Financing Documents (which shall control to the extent of any inconsistency), and failure to comply therewith shall constitute a Default hereunder.

         Section 4.06 TERMINATION OF LOAN AGREEMENT. If the Loan Agreement is not renewed or extended, or is terminated before maturity during the term of the Letter of Credit, the Company shall within forty-five (45) days of such termination redeem all outstanding Notes and reimburse the Credit Institution in full for all amounts owing by the Company to the Credit Institution. Failure to fulfill this covenant shall constitute an Event of Default under this Agreement.

                                   ARTICLE V
                             DEFAULTS AND REMEDIES

         Section V.1 EVENTS OF DEFAULT. Unless waived by the Credit Institution pursuant to Section 5.02 hereof, the following shall constitute an Event of Default under this Agreement:

                  (a Any representation or warranty made in this Agreement, in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished in connection with this Agreement or any of the other Financing Documents or in any of the Note Documents to which the Company is a party proves to have been untrue or incomplete in any material respect when made;

                  (b) The Company fails to pay on the date on which the same is due and payable as herein provided any payment required by this Agreement to be paid by the Company and such default shall continue unremedied for five (5) Business Days provided the Credit Institution has provided written notice to the Company of such nonpayment; provided however, that the Credit Institution's failure to give notice of nonpayment shall not toll the five (5) day grace period if in fact (as determined by admission of an officer of the Company or by a court of competent jurisdiction), an officer of the Company had independent actual notice of such nonpayment, and provided further that no additional grace period shall apply in the event of a violation of Section 4.06 hereof;

                  (c) If, for any reason (other than release by the Credit Institution), the Mortgage or any other Financing Document ceases to be in full force and effect and the same is not cured within fifteen (15) days after written notice thereof from the Credit Institution to the Company;

                  (d) The Company defaults in the due and punctual observance or performance of any other term, covenant or agreement herein contained (other than as specified in subsection (b) of this Section), which default remains unremedied for thirty (30) days (or such other cure period as may be specified herein) after written notice from the Credit Institution to the Company of such breach or such longer period as may be permitted by the Credit Institution in its reasonable discretion if such breach cannot be cured within such thirty
(30) day period, and the Company has commenced to cure such breach within such thirty (30) day period and continues to cure such breach with due diligence;

                  (e) The Company is dissolved;

                  (f) Any judgment against the Company or any attachment or levy against the property of the Company which involves potential liability of the Company or any affiliate in an amount in excess of $300,000.00 individually or $1,000,000.00 in the aggregate not adequately insured or indemnified against, remains unpaid, unstayed on appeal, undischarged or undismissed for a period of thirty (30) days or such longer period that may be permitted by the Credit Institution in its reasonable discretion if such breach or such longer period that may be permitted by the Credit Institution in its discretion if such breach cannot be cured within such thirty (30) day period, and the Company has commenced to cure such breach within such thirty (30) day period and continues to cure such breach with due diligence;

                  (g) An "event of default" or "Event of Default" occurs under any of the other Financing Documents or the Note Documents;

                  (h) The Company shall fail to make any payment due from it on any indebtedness or other security for borrowed money in excess of $1,000,000.00 in aggregate principal amount then outstanding beyond any applicable cure period (whether its liability therefor is direct or contingent), or if any event (other than the mere passage of time) or any condition in respect of any indebtedness or other security for borrowed money of the Company in excess of $1,000,000.00 in aggregate principal amount then outstanding (whether its liability therefor is direct or contingent) or under any agreement securing or relating to such indebtedness or other security for borrowed money shall occur the effect of which, after the giving of any required notice and the expiration of any applicable cure period, is to cause (or permit any holder of such indebtedness or other security or a trustee to cause) such indebtedness or other security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or if any such indebtedness or other security for borrowed money otherwise is accelerated and becomes due prior to its stated maturity or prior to its regularly scheduled dates of payment;

                  (i) The determination by the Credit Institution in good faith that a Material Adverse Effect has occurred in the financial condition of the Company or any Guarantor, and such adverse change in financial condition is not remedied to the satisfaction of the Credit Institution within fifteen (15) days after written notice from the Credit Institution to the Company and/or any Guarantor that the Credit Institution has made such a determination;

                  (j) (i) Failure of the Company or any Guarantor to pay generally its debts as they become due, (ii) commencement by the Company or any Guarantor of a voluntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, (iii) consent by the Company or any Guarantor to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company or any Guarantor or any substantial part of its property, or to the taking possession by any such official of any substantial part of the property of the Company or any Guarantor, (iv) making by the Company or any Guarantor of any assignment for the benefit of creditors, or (v) taking of action by the Company or any Guarantor in furtherance of any of the foregoing;

                  (k) The (i) entry of any decree or order for relief by a court having jurisdiction over the Company or any Guarantor or the property of any of them in an involuntary case under the Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy insolvency or other similar law, (ii) appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Company or any Guarantor or any substantial part of the property of any of them, or (iii) entry of any order for the termination or liquidation of the Company or any Guarantor;

                  (l) Failure of the Company or any Guarantor within sixty (60) days after the commencement of any proceedings against it under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, to have such proceedings dismissed or stayed;

                  (m) Notwithstanding the provisions of Section 6.09 hereof, any material provision of this Agreement at any time for any reason ceases to be valid and binding on the Company, or is declared to be null and void, or the validity or enforceability thereof is contested by the Company or any governmental agency or authority, or the Company denies that it has any or further liability or obligation under this Agreement or any of the other Financing Documents; or

                  (n) Any "event of default" occurs under any loan or financing agreement where the lender is the Credit Institution and the borrower or the guarantor is either the Company or the Guarantors, including without limitation the Loan Agreement.

         Upon the occurrence of an Event of Default under this Agreement, the Credit Institution, by notice to the Company, may (in its sole discretion) but shall not be obligated to (i) declare all amounts outstanding and payable by the Company under this Agreement to be forthwith due and payable, and the same shall thereupon become immediately due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived and (ii) pursue any other remedy permitted to the Credit Institution under the Financing Documents under any other collateral agreements securing the Company's obligations hereunder, or at law or in equity, including but not limited to directing the Trustee to accelerate and make a Default Drawing under the Letter of Credit to pay or purchase the Notes in accordance with Sections
8.02 and 8.03 of the Indenture. Upon the occurrence of an Event of Default hereunder, the Credit Institution may also exercise any right of a secured party under the UCC of the State of Florida as to (i) any Notes held by it as pledgee pursuant to a "B Drawing", (ii) the collateral in the Reimbursement Account, and (iii) the other Collateral.

         Section 5.02 NO WAIVER: REMEDIES CUMULATIVE. No failure by the Credit Institution to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other further exercise thereof or the exercise of any other right. No waiver under this Agreement shall be valid unless in writing signed by the Company and the Credit Institution, and, unless otherwise specified in such waiver, shall be effective only in the specific instance and for the specific purpose for which given and shall not preclude the right of the Credit Institution to require strict compliance with the terms hereof in any subsequent instance, whether similar or dissimilar. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.


                                   ARTICLE VI
                                 MISCELLANEOUS

         Section 6.01 RIGHT OF SET-OFF. In addition to any other right or remedy that the Credit Institution may have by operation of law or otherwise, upon the occurrence of any Event of Default under this Agreement the Credit Institution shall be entitled to exercise its banker's lien upon and its right to setoff any and all balances, credits, deposits, accounts or moneys at any time held and other indebtedness at any time owing by the Credit Institution to or for the credit or account of the Company and apply the same against the payment of any and all of the obligations of the Company now or hereafter existing under this Agreement or any of the other Financing Documents.

         Section 6.02 LIABILITIES. All acts, including any failure to act, relating to the Project and the issuance of the Notes and the Letter of Credit by any director, officer, employee, agent, representative or designee of the Credit Institution are performed solely for the benefit of the Credit Institution to assure repayment of the Company's obligations to the Credit Institution hereunder and under the other Financing Documents are not for the benefit of the Company or the benefit of any other person. Under no circumstances whatsoever shall the Credit Institution, its directors, officers or employees, be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the collateral of any nature or kind whatsoever, or in any matter or proceedings arising out of or relating thereto. The Credit Institution shall not be required to take any action of any kind to collect or protect any interest in the collateral, including but not limited to, the taking of any action necessary to preserve the Credit Institution, the Company or rights against prior parties to any of the collateral. To the extent permitted by law, the Credit Institution shall not be liable or responsible in any way for the safekeeping, care or custody of any of the collateral, for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of the Company or any of their agents or any third party, but the safekeeping shall be at the Company's sole risk at all times. Neither the Credit Institution nor any of its directors, officers or employees shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or moneys drawn thereunder or for any acts or omissions of the Trustee and any beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Credit Institution against presentation of documents provided such documents on their face appear to be in order and in compliance with the Letter of Credit; and (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Company shall have a claim against the Credit Institution, and the Credit Institution shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Credit Institution's negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or
(ii) the Credit Institution's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee or a successor trustee of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit (absent issuance of a court order purporting to enjoin such payment). In furtherance and not in limitation of the foregoing, the Credit Institution may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 6.03 CONSENT TO SERVICE OF PROCESS. The Company hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Agreement, the other Financing Documents and any related documents by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Company at the address provided in Section 6.08 hereof; and (ii) serving a copy thereof upon Michael Wallace, who is the agent irrevocably designated and appointed by the Company as the Company's agent for service of process by or pursuant to the provisions hereof. The Company irrevocably agrees that upon receipt of both such notices, such notices shall be deemed to be service of process upon the Company in any such suit, action or proceeding. Nothing in this paragraph shall affect the right of the Credit Institution to serve process in any manner otherwise permitted by law.

         Section 6.04 ESTOPPEL CERTIFICATE. The Company will, upon not less than ten (10) days' request by the Credit Institution, execute, acknowledge and deliver to the Credit Institution or to such other person(s) as the Credit Institution shall identify a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Company have been paid, and (b) the then unpaid principal balance of the Obligations arising hereunder; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Financing Documents or the Note Documents, is in default in the performance of any covenant, agreement or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by the Credit Institution and such other person(s) to whom such statement is made.

         Section 6.05 AMENDMENTS. No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Agreement and to the provisions that are modified, altered or limited, and executed by the parties to this Agreement.

         Section 6.06 SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon each successor or assign of each party and shall continue in full force and effect until the Credit Institution shall no longer be bound to fund under the Letter of Credit and the Company shall have paid all amounts due hereunder and under the other Financing Documents or the Note Documents, and complied with all other provisions and conditions herein and therein.

         Section 6.07 FEES AND EXPENSES: EXPENSES OF COLLECTION. The Company shall pay all fees of the Trustee, the Fiscal Agent, the Placement Agent and the Remarketing Agent and shall pay all fees and expenses of, or reimburse the Credit Institution for amounts therefor paid by it to, all appraisers (regardless of whether engaged by the Company or the Credit Institution), engineers, surveyors, environmental auditors, architects, title insurers and counsel performing services for the Trustee, the Company, the Fiscal Agent, the Placement Agent, the Remarketing Agent and the Credit Institution and counsel to the Remarketing Agent with respect to or in any way connected with the issuance of the Notes, the Financing Documents, the Note Documents and the transactions contemplated thereby. The Company agrees to pay all expenses, including reasonable attorneys fees, which are incurred or paid by the Credit Institution in administering this Agreement, determining its rights and responsibilities hereunder and under the other Financing Documents and the Note Documents and collecting any amounts due it or protecting or enforcing any of its rights hereunder and thereunder, and notwithstanding any disposition of any collateral securing the Credit Institution hereunder and thereunder, the Company shall pay to the Credit Institution any deficiencies which remain after such disposition. In addition, the Company shall pay any and all stamp, recording, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and any recording of any Financing Documents and the Note Documents and agrees to save the Credit Institution harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Company shall pay any brokerage fees or commissions arising from the issuance of the Notes and the Letter of Credit and shall defend, indemnify, and hold the Credit Institution harmless against any and all expenses, liabilities and losses arising from such claims in connection therewith.

         Section 6.08 NOTICES. All demands, notices, approvals, consents, requests and other communications provided for hereunder shall be in electronic, telephonic or written (including bank wire, telegram, telecopier, telex or similar writing) form and shall be given to the party to whom sent, addressed to it, at its address or telephone, telecopier or telex number set forth below or such other address or telephone, telecopier or telex number as such party may hereafter specify for the purpose by notice to the other party set forth below. Each such notice, request or communication shall be effective
(a) if given by telephone, telex, telecopier or other electronic means, when such communication is transmitted to the address specified below and any appropriate answerback is received, (b) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified below:

                  (i)      if to the Company:

                           Mr. Michael W. Wallace
                           Kellstrom Industries, Inc.
                           1100 International Parkway
                           Sunrise, FL  33323
                           Telephone No. (954) 845-0428
                           Telecopier No. (954) 845-0427


                  with a copy to:

                           Bruce March, Esq.
                           Akerman, Senterfitt & Eidson, P.A.
                           Las Olas Centre, Suite 950
                           450 East Las Olas Blvd.
                           Ft. Lauderdale, FL 33301
                           Telephone No. (954) 463-2700
                           Telecopier No. (954) 463-2224

                  (ii)     if to the Credit Institution:

                           Mr. Robert Walker
                           NationsBank Business Credit
                           600 Peachtree Street, 13th Floor
                           Atlanta, GA  30308
                           Telephone No. (404) 607-5387
                           Telecopier No. (404) 607-6281

                           and

                           Ms. Ginger Downs or Ms. Deborah Gassiot
                           NationsBank, N.A.
                           Letter of Credit Department
                           901 Main Street, 9th Floor
                           Dallas, TX  75202
                           Telephone No. (214) 508-3092
                           Telecopier No. (214) 508-2543
                  with a copy to:

                           Judith L. Keiser, Esq.
                           English, McCaughan & O=Bryan, P.A.
                           100 N.E. Third Avenue, Suite 1100
                           Fort Lauderdale, FL  33301
                           Telephone No. (954) 462-3300
                           Telecopier No. (954) 763-2439

or (iv) in either of the foregoing cases, at such other address or telex, telecopier, bank wire or telephone number as the addressee may hereafter specify for the purpose in a notice to the other party specifically captioned "Notice of Change of Address pursuant to Section 6.08 of the Letter of Credit Reimbursement Agreement."




         Section 6.09 SEVERABILITY. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

         Section 6.10 ASSIGNMENT. This Agreement may not be assigned by the Company without the prior written consent of the Credit Institution.

         Section 6.11 PARTICIPATIONS. The Company recognizes that the Credit Institution or a participant may sell and transfer interests in the Letter of Credit to one or more participants or subparticipants and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to the Company or the Letter of Credit may be exhibited to and retained by any such participant or subparticipant whether actual or prospective.

         Section 6.12 COUNTERPARTS. This Agreement may be executed by the parties in counterparts and each such counterpart shall be deemed to be an original, but both such counterparts shall together constitute but one and the same Agreement.

         Section 6.13 RULE OF CONSTRUCTION. As to the rights and obligations of the Company and the Credit Institution against and to each other, the provisions of this Agreement shall control to the extent they are inconsistent with the provisions of the Indenture, or any other Financing Agreement or Note Document.

         Section 6.14 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida.

         Section 6.15 PREAMBLE: PRELIMINARY RECITALS. The Preliminary Recitals set forth in the Preamble are hereby incorporated and made part of this Agreement.

         Section 6.16 INDENTURE. The Credit Institution and the Company acknowledge and consent to the provisions of the Indenture.

         Section 6.17 CREDIT INSTITUTION REPRESENTATION. Notwithstanding anything to the contrary that may be contained in the Commitment Letter, this Agreement, the other Financing Documents or the Note Documents or in any written or oral communication, neither the issuance of the Letter of Credit nor the consideration to be received for the same is conditioned upon the appointment of the Credit Institution or any of its Affiliates serving as Remarketing Agent, Placement Agent or in any other capacity with respect to the Notes. The Company hereby acknowledges that the foregoing representation of the Credit Institution is true and correct.

         Section 6.18 CONSENT TO JURISDICTION: WAIVER OF JURY TRIAL.

                  (a) The Company hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement, the other Financing Documents, the Note Documents and any related documents may be brought in any appropriate court in Broward County, Florida, and by the execution of this Agreement the Company irrevocably consents to the jurisdiction of such courts in Broward County, Florida. The Company irrevocably waives, to the fullest extent permitted by law, any objection that the Company may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any court in which the Company is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon the Company as provided in this Agreement or as otherwise permitted by applicable law.

                  (b) WAIVER OF JURY TRIAL. BY ACCEPTANCE HEREOF, THE COMPANY AGREES THAT NEITHER THE COMPANY NOR ANY OF ITS ASSIGNEES OR SUCCESSORS (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THIS WAIVER IS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MADE BY COMPANY, AND THE COMPANY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL OR ENTITY TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY MODIFY OR NULLIFY ITS EFFECT. THE COMPANY FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH CREDIT INSTITUTION, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE CREDIT INSTITUTION HAS IN NO WAY AGREED WITH OR REPRESENTED TO ANY OF THE PARTIES THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         WITNESS the following signatures, all as of the date first above written.

Attest:                                     KELLSTROM INDUSTRIES, INC.

By: /s/                                     By: /s/
   --------------------------------            ------------------------------
Title: Secretary                            Title: Chief Financial Officer
      -----------------------------               ---------------------------


Attest:                                      NATIONSBANK, N.A.

                                             By: /s/
                                                -----------------------------


                                             Title: Senior Vice President
                                                   --------------------------


STATE OF FLORIDA  )
                  ) SS:
COUNTY OF BROWARD )

         THE FOREGOING INSTRUMENT was acknowledged before me this 19 day of February, 1999, by Michael W. Wallace the CFO of Kellstrom Industries, Inc., a Delaware corporation, on behalf of the Company. He/she is personally known to me or produced FL DL as identification.

                                              /s/ REGINA L. COVILLE
                                              -------------------------------
                                              Notary Public, State of Florida

                                              Print Name: Regina L. Coville
                                                         --------------------
                                              My Commission Expires:

STATE OF FLORIDA )
                 ) SS:
COUNTY OF BROWARD)

         THE FOREGOING INSTRUMENT was acknowledged before me this 19th day of February, 1999, by Robert J. Walker, as SVP of NationsBank, N.A., a national banking association, on behalf of the Credit Institution. He/she is personally known to me or produced FLDL as identification.

                                              /s/ REGINA L. COVILLE
                                              -------------------------------
                                              Notary Public, State of Florida

                                              Print Name: Regina L. Coville
                                                         --------------------
                                              My Commission Expires:

                                SCHEDULE 3.01(A)

                              OPTIONAL REDEMPTIONS

KELLSTROM INDUSTRIES

Amortization Schedule:

                                                           OUTSTANDING
PERIOD            YEAR              REDEMPTION               BALANCE
---------------------------------------------------------------------------
0                   2/22/99                0              6,670,000
1                   2/1/00           200,000              6,470,000
2                   2/1/01           200,000              6,270,000
3                   2/1/02           200,000              6,070,000
4                   2/1/03           300,000              5,770,000
5                   2/1/04           300,000              5,470,000
6                   2/1/05           300,000              5,170,000
7                   2/1/06           300,000              4,870,000
8                   2/1/07           300,000              4,570,000
9                   2/1/08           300,000              4,270,000
10                  2/1/09           300,000              3,970,000
11                  2/1/10           300,000              3,670,000
12                  2/1/11           400,000              3,270,000
13                  2/1/12           400,000              2,870,000
14                  2/1/13           400,000              2,470,000
15                  2/1/14           400,000              2,070,000
16                  2/1/15           400,000              1,670,000
17                  2/1/16           400,000              1,270,000
18                  2/1/17           400,000                870,000
19                  2/1/18           400,000                470,000
20                  2/1/19           470,000                      0






                                      40